EXHIBIT 99.1

Standard BioTools Provides Preliminary Fourth Quarter 2022 Revenue and Business Update

Continued commercial and strategic execution delivers sequential core revenue growth of 4%–9% to $26 million–$27 million in Q4 2022 for full year total of approximately $94 million–$95 million

Business restructuring and SBS program on track to deliver over 20% reduction in operating expenses or more than $30 million and reduces annual operating expenses to approximately $100 million exiting Q4. GAAP operating expense reductions are expected to be over 25% and over $35 million.

On track for achieving stated goal of 65%–68% non-GAAP gross margins by the end of 2023. GAAP gross margin goal is 52% - 55%

Company expects to reach positive free cash flow in the fourth quarter of 2024

Cash and cash equivalents of $165 million at year end 2022, providing ample support for operating and strategic priorities

Core commercial and operational platform now ready to execute inorganic strategy; pipeline of transformative and tuck-in opportunities full, and expect to execute several in 2023

SOUTH SAN FRANCISCO, Calif., January 9, 2023 — Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health – today announced preliminary fourth quarter and full year 2022 revenue and provided a business update.

“Standard BioTools was launched with a clear and specific mission: To deliver operational rigor and commercial execution and consolidate and scale emerging life science tools companies. Consistent with what we communicated upon the close of a $250 million strategic capital infusion in April 2022, our new leadership team of seasoned operators has been highly focused on driving towards profitability and returning our core business platform to growth,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools™. “Three quarters into this effort, we are putting strategy into action. Our phased restructuring program and streamlined operations have driven sustainable improvements resulting in expected reduced cash burn by over $30 million in 2023.

“Meanwhile, we continue to see encouraging signals across our core Proteomics and Genomics business with our second straight quarter of sequential growth,” Egholm continued. “While we must remain patient as we work through legacy commercial decisions and operating structures, we confidently can see the other side. Each day the results of improved and disciplined execution are visible and are on track to deliver a stable and cash-flow-positive business by the end of next year. Experience has taught us that this is the necessary and critical element to building a scaled and inquisitive life science tools business.”

Business Update

Phased Restructuring

In the fourth quarter, the company executed the next phase of its restructuring plan resulting in a total of more than $30 million in expected operating expense reductions and improving operating margins by an approximately 3,200 basis points. GAAP operating expense reductions of $36 million - $44 million, or approximately 3,900 basis points.

Among other actions, the company:

●	Reduced overall headcount by 15%
●	Reduced our real estate footprint in South San Francisco by 25%
●	Right-sized the Genomics (microfluidics) business

These restructuring actions, and ones planned in 2023, are expected to allow the company to deliver on its stated goal of achieving positive free cash in the fourth quarter of 2024.

Proteomics (Mass Cytometry)

The company is making progress on its roadmap and has accelerated the development of its next-generation imaging system, the Hyperion XTi. The system provides a five-fold increase in the number of slides that can be processed per day over the legacy Hyperion™ Imaging System. Two early access units were shipped in December, commercial launch is planned for the American Association for Cancer Research (AACR) conference in April and shipments are to begin midyear.

Genomics (Microfluidics)

During the fourth quarter the company right-sized the Genomics business, simplifying the product line to one instrument, the X9™ Real-Time PCR System, launched in October. Additionally, in the last six months, the company reduced total R&D expenses by over 20%, the vast majority coming from the genomics business, and reduced direct sales headcount to focus on OEM and key account manager opportunities. The company expects 2023 to be impacted by a typical initial launch build in 2022, driven by contractual obligations with a major new customer application in our Genomics segment, and a run-rate normalization in 2023. Based on its firm commitments, this is expected to be a one-time $5 million headwind to our 2023 outlook. The company continues to believe in the strong partnership and the long-term growth trajectory of this new customer application.

Corporate Highlights

On January 3 the company announced it strengthened its leadership team with the appointment of Danaher alumna Betsy Jensen as Chief Human Resources Officer.

Preliminary Unaudited Fourth Quarter and Full Year 2022 Revenues

For the fourth quarter, core product and service revenues (Genomics and Proteomics excluding discontinued and COVID-19 related products) are expected to be in the range of $26 million–$27 million, representing approximately 4%–9% sequential quarterly growth. For the full year, core product and service revenues are expected to be in the range of approximately $94 million–$95 million.

The company expects lower non-GAAP operating expenses by more than $30 million in 2023 compared to 2022 and is reiterating its stated goal of non-GAAP gross margin improvement to 65%–68% by year end 2023 and positive free cash flow by the end of 2024 driven by top-line growth, pricing and lean conversion. GAAP operating expenses are expected to be lower by $36 million to $44 million and GAAP gross margins are expected to be in the range of 50% - 53%.

The Company's actual results for the three months ended December 31, 2022, have not been audited and may differ materially from the preliminary estimates above, which are not a comprehensive statement of the Company's financial results and are not necessarily indicative of the results to be expected for fiscal 2022 or any future period. The Company expects to report its fourth quarter 2022 results in mid-February, at which time the Company will discuss its 2022 financial results in more detail and provide its outlook for 2023.

Statement Regarding Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and twelve-month periods ended December 31, 2022. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding operational and strategic plans, deployment of capital, our cash runway and sufficiency of cash resources, margin expectations, potential M&A activity, and expectations with respect to our restructuring plans (including expense reduction activities involving potential subleasing and talent relocation plans, modifications to the scope of the company’s microfluidics and mass cytometry franchises, and discontinuing of certain product lines). Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks that we may not realize expected cost savings from the restructuring, including the anticipated decrease in operational expenses, at the levels we expect; possible restructuring and transition-related disruption, including through the loss of customers, suppliers, and employees and adverse impacts on our development activities and results of operation; restructuring activities, including our ability to execute subleasing plans, customer and employee relations, management distraction and reduced operating resources; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause us to use cash more quickly than we expect or change or curtail some of our plans, or both; risks that our expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; risks related to the adverse effects of the COVID-19 pandemic on our business and operating results; changes in Standard BioTools’ business or external market conditions; customers and prospective customers continuing to curtail or suspend activities utilizing our products due to the COVID-19 pandemic; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to Standard BioTools’ research and development activities, distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools

logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors:

Scott R. Greenstone, CFA

ir@standardbio.com

Peter DeNardo

415 389 6400

ir@standardbio.com